Calculation of Filing Fee Tables
S-3
Marvell Technology, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.750% Senior Notes due 2030	457(o)	500,000,000		$ 499,520,000.00	0.0001531	$ 76,476.51
Fees to be Paid	2	Debt	5.450% Senior Notes due 2035	457(o)	500,000,000		$ 499,065,000.00	0.0001531	$ 76,406.85
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 998,585,000.00		$ 152,883.36
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 152,883.36
Offering Note
[1]	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), Marvell Technology, Inc. (the "Company") initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (File No. 333-285742), filed with the Securities and Exchange Commission (the "SEC") on March 12, 2025. This filing fee exhibit is in connection with a final prospectus supplement dated June 23, 2025, filed by the Company with the SEC pursuant to Rule 424(b) of the Securities Act.

[2]	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), Marvell Technology, Inc. (the "Company") initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (File No. 333-285742), filed with the Securities and Exchange Commission (the "SEC") on March 12, 2025. This filing fee exhibit is in connection with a final prospectus supplement dated June 23, 2025, filed by the Company with the SEC pursuant to Rule 424(b) of the Securities Act.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $998,585,000.00. The prospectus is a final prospectus for the related offering.